UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2003

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 0-16914

Ohio	31-1223339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K DATED DECEMBER 19, 2003

Item No.		Page
5.	Other Events and Regulation FD Disclosure	3
7.	Financial Statements and Exhibits	3

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Item 5.	Other Events and Regulation FD Disclosure

The E.W. Scripps Company (“Scripps”) has reached a definitive agreement to acquire Summit America Television (“Summit”) for total consideration of approximately $235 million. Summit’s primary assets include a 30 percent minority interest in the Shop At Home television retailing network and its five Shop At Home-affiliated broadcast television stations.

Upon completion of the merger transaction, Scripps will own 100 percent of the Shop At Home network and own Summit’s five television stations. The television stations broadcast Shop At Home programming in key major metropolitan markets, including San Francisco, Boston, Cleveland, Bridgeport, Ct., and Raleigh/Durham, N.C.

Scripps will pay $4.05 in cash per share, or approximately $184 million, for approximately 45 million fully-diluted outstanding shares of Summit common stock. We expect to finance the acquisition through additional borrowings on our existing credit facilities.

As part of the transaction, Scripps has agreed to forego repayment of a $47.5 million secured loan extended to Summit as part of the 2002 acquisition of Shop At Home. Scripps also has agreed to forego redemption of $3 million in Summit preferred stock that we hold.

The proposed transaction is subject to approval by Summit shareholders and the appropriate federal regulatory agencies. Assuming no unusual delays in securing the required approvals, the transaction should be completed by June 2004.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

99	Press release dated December 19, 2003

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE E.W. SCRIPPS COMPANY

By:	/s/ Joseph G. NeCastro

Joseph G. NeCastro Senior Vice President and Chief Financial Officer

Dated: December 19, 2003

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